Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

 Annex A
December 15, 2011

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Variable Insurance Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management   Annual Rate (%)

Goldman Sachs Large Cap Value Fund   0.75% on first $1 billion
 0.68% over $1 billion up to $2 billion
 0.65% over $2 billion up to $5 billion
 0.64% over $5 billion up to $8 billion
 0.63% over $8 billion

Goldman Sachs Mid Cap Value Fund   0.80% on first $2 billion
 0.72% over $2 billion up to $5 billion
 0.68% over $5 billion up to $8 billion
 0.67% over $8 billion

Goldman Sachs Structured Small Cap Equity Fund 0.75% on first $2 billion
 0.68% over $2 billion up to $5 billion
 0.65% over $5 billion up to $8 billion
 0.64% over $8 billion

Goldman Sachs Structured U.S. Equity Fund  0.62% on first $1 billion
 0.59% over $1 billion up to $2 billion
 0.56% over $2 billion up to $5 billion
 0.55% over $5 billion up to $8 billion
 0.54% over $8 billion

Goldman Sachs Strategic Growth Fund   0.75% on first $1 billion
 0.68% over $1 billion up to $2 billion
 0.65% over $2 billion up to $5 billion
 0.64% over $5 billion up to $8 billion
 0.63% over $8 billion

Goldman Sachs Government Income Fund  0.54% on first $1 billion
 0.49% over $1 billion up to $2 billion
 0.47% over $2 billion up to $5 billion
 0.46% over $5 billion up to $8 billion
 0.45% over $8 billion

Goldman Sachs Core Fixed Income Fund  0.40% on first $1 billion
 0.36% over $1 billion up to $2 billion
 0.34% over $2 billion up to $5 billion
 0.33% over $5 billion up to $8 billion
 0.32% over $8 billion

Goldman Sachs Growth Opportunities Fund  1.00% on first $2 billion
 0.90% over $2 billion up to $5 billion
 0.86% over $5 billion up to $8 billion
 0.84% over $8 billion

Goldman Sachs Money Market Fund 0.205%

Goldman Sachs Global Markets Navigator Fund  0.79% on first $1 billion
 0.71% over $1 billion up to $2 billion
 0.68% over $2 billion up to $5 billion
 0.66% over $5 billion up to $8 billion
 0.65% over $8 billion

Goldman Sachs Asset Management International

Goldman Sachs Strategic International Equity  0.85% on first $1 billion
Fund 0.77% over $1 billion up to $2 billion
 0.73% over $2 billion up to $5 billion
 0.72% over $5 billion up to $8 billion
 0.71% over $8 billion

GOLDMAN SACHS VARIABLE INSURANCE TRUST  GOLDMAN SACHS ASSET MANAGEMENT
        INTERNATIONAL, an affiliate of
        Goldman, Sachs & Co.

By:  /s/ James McNamara       By:  /s/ Peter Bonanno
Name: James McNamara     Name: Peter Bonanno
Title: President      Title:  Managing Director

GOLDMAN SACHS ASSET MANAGEMENT, L.P.
an affiliate of Goldman, Sachs & Co.

By: /s/ Peter Bonanno
Name: Peter Bonanno
Title: Managing Director